Exhibit 99.1

PhenixFIN Corporation Announces Fiscal Year and Fourth Quarter 2025 Financial Results

New York, NY, December 12, 2025 -- PhenixFIN Corporation (NASDAQ: PFX, PFXNZ) (the “Company”), a publicly traded business development company, today announced its financial results for the fiscal year and the fourth fiscal quarter of 2025.

Highlights

●	Fourth quarter total investment income of $6.9 million; net investment income of $1.4 million

●	Net asset value (NAV) of $160.8 million, or $80.24 per share as of September 30, 2025, vs. $79.37 per share as of September 30, 2024

●	Weighted average yield was 12.8% on debt and other income producing investments as of the fiscal year end

David Lorber, Chief Executive Officer of the Company, stated:

“Throughout fiscal year 2025, we remained focused on executing our strategy to grow NAV per share and enhance shareholder value. We continued our share repurchase program throughout the year, and in February we paid a special dividend of $1.43 per share. As always, we actively monitor our portfolio and assess potential impacts from economic and market developments. During the quarter, upon First Brands Group’s delayed refinancing of the First Lien Term Loan, we quickly sold our entire position at nearly par (95.5), a demonstration of our nimbleness in seeking to protect capital when our investment outlook changes. We look forward to delivering continued value for shareholders in 2026 and beyond.”

Selected Fourth Quarter 2025 Financial Results for the Quarter Ended September 30, 2025:

Total investment income was $6.9 million of which $6.7 million was attributable to portfolio interest and dividend income and $0.2 million was attributable to fee and other income.

Total net expenses were $5.5 million and total net investment income was $1.4 million.

The Company recorded a net realized loss of $0.04 million and net unrealized gain of $2.2 million.

Portfolio and Investment Activities for the Quarter Ended September 30, 2025:

The fair value of the Company’s investment portfolio totaled $302.3 million and consisted of 36 portfolio companies.

The Company had 1 portfolio company investment on non-accrual status with a fair market value of $0.0 million.

Liquidity and Capital Resources

At September 30, 2025, the Company had $7.3 million in cash and cash equivalents, $59.2 million in aggregate principal amount of its 5.25% unsecured notes due 2028 and $90.0 million outstanding under the Credit Facility.

ABOUT PHENIXFIN CORPORATION

PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver value to shareholders, increase investment activity, increase net investment income, implement its investment strategy and achieve its investment objective, source and capitalize on investment opportunities, grow its net asset value and perform well in the prevailing market environment, the ability of our portfolio companies to perform well and generate income and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Past performance is not a guarantee of future results. The press release contains unaudited financial results. For ease of review, we have excluded the word “approximately” when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

	September 30, 2025	September 30, 2024
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $139,342,491 and $143,179,354 respectively)	$145,280,169	$142,233,426
Affiliated investments (amortized cost of $35,390,223 and $20,564,242, respectively)	35,381,405	14,750,785
Controlled investments (amortized cost of $149,656,451 and $97,016,429, respectively)	121,610,914	70,931,647
Total Investments at fair value	302,272,488	227,915,858
Cash and cash equivalents	7,289,371	67,571,559
Receivables:
Interest receivable	1,203,404	1,313,598
Other receivable	44,971	65,838
Dividends receivable	42,950	23,468
Other assets	2,746,775	1,066,323
Deferred tax asset, net	1,234,847	887,099
Deferred financing costs	1,384,767	760,680
Due from Affiliate	572,331	90,500
Prepaid share repurchase	96,342	101,115
Receivable for investments sold	21,549	2,955,775
Total Assets	$316,909,795	$302,751,813

Liabilities:
Credit facility and notes payable (net of debt issuance costs of $1,141,393 and $1,510,815, respectively)	$148,011,724	$135,723,636
Accounts payable and accrued expenses	4,226,889	5,570,150
Other liabilities	2,439,405	294,063
Interest and fees payable	1,187,574	768,043
Taxes payable	137,538	-
Due to Affiliate	132,365	88,148
Total Liabilities	156,135,495	142,444,040

Commitments and Contingencies (see Note 8)

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 2,003,769 and 2,019,778 common shares outstanding, respectively	2,004	2,020
Capital in excess of par value	704,640,648	704,909,588
Total distributable earnings (loss)	(543,868,352)	(544,603,835)
Total Net Assets	160,774,300	160,307,773
Total Liabilities and Net Assets	$316,909,795	$302,751,813

Net Asset Value Per Common Share	$80.24	$79.37

PHENIXFIN CORPORATION

Consolidated Statements of Operations

	For the Year Ended September 30,
	2025	2024	2023
Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$12,190,186	$10,231,111	$8,031,539
Payment in-kind	1,355,918	938,879	506,555
Affiliated investments:
Cash	614,409	742,881	1,925,293
Payment in-kind	-	-	460,856
Controlled investments:
Cash	2,452,227	2,121,713	667,312
Payment in-kind	-	268,831	557,981
Total interest income	16,612,740	14,303,415	12,149,536
Dividend income
Non-controlled, non-affiliated investments	2,183,106	2,691,393	3,139,592
Affiliated investments	254,231	199,388	-
Controlled investments	5,024,928	3,972,352	3,716,676
Total dividend income	7,462,265	6,863,133	6,856,268
Interest from cash and cash equivalents	194,954	500,079	400,031
Fee income (see Note 9)	992,363	514,949	324,290
Other income	-	22	402,138
Total Investment Income	25,262,322	22,181,598	20,132,263

Expenses:
Interest and financing expenses	10,278,961	6,609,473	5,531,833
Salaries and benefits	5,067,324	6,850,792	4,186,852
Professional fees, net	1,977,541	1,462,766	1,404,676
General and administrative expenses	1,239,221	1,093,922	983,274
Directors fees	816,000	750,000	728,833
Administrator expenses (see Note 6)	404,941	301,931	320,310
Insurance expenses	338,013	378,854	466,319
Total expenses	20,122,001	17,447,738	13,622,097
Net Investment Income	5,140,321	4,733,860	6,510,166

Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	(1,618,869)	740,924	(10,538,228)
Affiliated investments	(10,316,867)	(1,991,456)	(1,018,267)
Controlled investments	13,230	8,542,831	23,456
Total net realized gains (losses)	(11,922,506)	7,292,299	(11,533,039)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	6,883,606	7,862,162	15,954,552
Affiliated investments	5,804,639	5,130,836	7,327,399
Controlled investments	(1,960,755)	(7,287,134)	8,659,262
Total net change in unrealized gains (losses)	10,727,490	5,705,864	31,941,213
Deferred tax benefit (expense)	210,210	887,099	-
Total realized and unrealized gains (losses)	(984,806)	13,885,262	20,408,174

Net Increase (Decrease) in Net Assets Resulting from Operations	$4,155,515	$18,619,122	$26,918,340

Weighted average basic and diluted earnings per common share	$2.06	$9.13	$12.87
Weighted average common shares outstanding - basic and diluted (see Note 11)	2,015,157	2,040,253	2,092,326

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